VALENZUELA CAPITAL TRUST

                                TRUST INSTRUMENT

                                      DATED

                                      As Of

                                  JUNE 22, 1999

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                            VALENZUELA CAPITAL TRUST

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  NAME AND DEFINITIONS..............................................  4

        Section 1.01  Name...................................................  4
        Section 1.02  Definitions............................................  4

ARTICLE II  THE TRUSTEES.....................................................  6

        Section 2.01  Management of the Trust................................  6
        Section 2.02  Initial Trustees; Election and Number of Trustees......  6
        Section 2.03  Term of Office.........................................  6
        Section 2.04  Vacancies and Appointments.............................  6
        Section 2.05  Temporary Absence......................................  7
        Section 2.06  Chairman...............................................  7
        Section 2.07  Meetings of Trustees...................................  7
        Section 2.08  Quorum and Voting......................................  7
        Section 2.09  Informal Action By Board of Trustees...................  8
        Section 2.10  Meetings by Conference Telephone.......................  8
        Section 2.11  Ownership of Trust Property............................  8
        Section 2.12  Compensation...........................................  8

ARTICLE III  WAIVER OF NOTICE................................................  8

ARTICLE IV  POWERS OF THE TRUSTEES...........................................  9

        Section 4.01  Powers.................................................  9
        Section 4.02  Issuance and Repurchase of Shares......................  9
        Section 4.03  Trustees and Officers as Shareholders..................  9
        Section 4.04  Principal Transactions.................................  9
        Section 4.05  Delegations and Committees............................. 10

ARTICLE V  BENEFICIAL INTEREST............................................... 10

        Section 5.01  Shares of Beneficial Interest.......................... 10
        Section 5.02  Issuance of Shares..................................... 10
        Section 5.03  Ownership and Transfer of Securities................... 10
        Section 5.04  Treasury Shares........................................ 11
        Section 5.05  Establishment of Series or Class....................... 11
        Section 5.06  Investment in the Trust................................ 11
        Section 5.07  Assets and Liabilities of Series....................... 12

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        Section 5.08  No Preemptive Rights................................... 13
        Section 5.09  No Personal Liability of Shareholders.................. 13
        Section 5.10  Assent to Trust Instrument and Disclosure.............. 13

ARTICLE VI  NET ASSET VALUE AND EXPENSES..................................... 13

        Section 6.01  Determination of Net Asset Value....................... 13
        Section 6.02  Expenses............................................... 13

ARTICLE VII  SHAREHOLDERS' VOTING POWERS AND MEETINGS........................ 14

        Section 7.01  Voting Powers.......................................... 14
        Section 7.02  Meetings............................................... 15
        Section 7.03  Notices................................................ 15
        Section 7.04  Quorum and Required Vote............................... 15
        Section 7.05  Voting-Proxies......................................... 16
        Section 7.06  Informal Action by Shareholders Without a Meeting...... 16
        Section 7.07  Inspectors of Election................................. 16

ARTICLE VIII  CONTRACTS WITH SERVICE PROVIDERS............................... 17

        Section 8.01  Investment Advisers.................................... 17
        Section 8.02  Principal Underwriter(s)............................... 17
        Section 8.03.  Transfer Agency, Shareholder Services, Accounting and
        Administration Agreements............................................ 17
        Section 8.04.  Custodian............................................. 17
        Section 8.05.  Parties to Contracts with Service Providers........... 18

ARTICLE IX  DISTRIBUTIONS AND REDEMPTIONS.................................... 18

        Section 9.01  Distributions.......................................... 18
        Section 9.02  Redemptions............................................ 18
        Section 9.03  Suspension of the Right of Redemption.................. 19
        Section 9.04  Redemption of Shares for Tax Purposes.................. 19

ARTICLE X  LIMITATION OF LIABILITY AND INDEMNIFICATION....................... 19

        Section 10.01  Limitation of Liability............................... 19
        Section 10.02  Indemnification....................................... 20
        Section 10.03  Shareholders.......................................... 21
        Section 10.04  Insurance............................................. 21

ARTICLE XI  OFFICERS......................................................... 22

        Section 11.01  Officers and Appointment.............................. 22

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        Section 11.02  Vacancies and Newly Created Officers.................. 23
        Section 11.03  Removal and Resignation............................... 23
        Section 11.04  Authority to Execute and File Applications for
        Exemptive Relief..................................................... 23
        Section 11.05  Surety Bonds.......................................... 23

ARTICLE XII  MISCELLANEOUS................................................... 23

        Section 12.01  Trust Not A Partnership............................... 23
        Section 12.02  Trustee's Good Faith Action, Expert Advice, No Bond
        or Surety............................................................ 23
        Section 12.03  Establishment of Record Dates......................... 24
        Section 12.04  Reorganization........................................ 24
        Section 12.05  Termination of Trust, Series or Class................. 25
        Section 12.06  Derivative Actions.................................... 26
        Section 12.07  Filing of Copies, References, Headings................ 26
        Section 12.08  Governing Law......................................... 26
        Section 12.09  Amendments............................................ 27
        Section 12.10  Severability.......................................... 27
        Section 12.11  Fiscal Year........................................... 27
        Section 12.12  Execution via Facsimile............................... 27
        Section 12.13  Principal Office...................................... 28
        Section 12.14  Inspection of Books................................... 28
        Section 12.15  Seal.................................................. 28

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                                TRUST INSTRUMENT
                                       OF
                            VALENZUELA CAPITAL TRUST

     This TRUST INSTRUMENT of Valenzuela Capital Trust is made on June 22, 1999, by the Trustees, to create a Delaware business trust for the investment and reinvestment of funds contributed to the Trust by the holders from time to time, of undivided beneficial interests in the assets of the Trust or a Series of the Trust. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust under this Trust Instrument.

                                    ARTICLE I
                              NAME AND DEFINITIONS


     SECTION 1.01 Name. The name of the trust created by this Trust Instrument is Valenzuela Capital Trust.

     SECTION 1.02 Definitions.

     (a) Unless otherwise provided or required by the context, the following terms mean:

          (1)  "Board" is the Board of  Trustees  of the Trust as  described  in
               Article II.

          (2)  "Class"  is the  class of Shares  of a Series  established  under
               Section 5.05.

          (3) "Code" is the Internal Revenue Code of 1986, as amended, and the rules and regulations under the Code;

          (4) "Delaware Act" is Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended.

          (5) "Net Asset Value" is the net asset value of Shares as determined under Section 6.01.

          (6) "Outstanding Shares" are those Shares listed the books and records of the Trust or its Transfer Agent as then issued and outstanding, but does not include Shares that have been redeemed or repurchased by the Trust and that are at the time held in the treasury of the Trust.

          (7)  "Record Date" is the date determined under Section 12.03.

          (8)  "Series" is a series of Shares established under Section 5.05.

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          (9)  "Shareholder" is a record owner of Outstanding Shares.

          (10) "Shares" are the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares).

          (11) "Transfer Agent" is the transfer agent of the Trust.

          (12) "Trust" is the Valenzuela Capital Trust created under this Trust Instrument.

          (13) "Trustees" are the persons who have signed this Trust Instrument, so long as that person shall continue in office under the terms of the Trust and each other person who may from time to time be duly qualified and serve as a Trustee.

          (14) "Trust Property" is any and all property, real or personal, tangible or intangible, that is owned or held by or for the account of the Trust or any Series, or the Trustees on behalf of the Trust or any Series;

          (15) "1940 Act" is the Investment Company Act of 1940, as amended.

     (b) The following terms have the same meaning as they have in the 1940 Act and shall be interpreted as modified by or interpreted by orders of the Commission, by rules, regulations, or releases adopted by or issued by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

          (1)  "Commission"

          (2)  "Interested Person"

          (3)  "Principal Underwriter"

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                                   ARTICLE II
                                  THE TRUSTEES

     SECTION 2.01 MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by and under the direction of the Board of Trustees and they shall have all powers necessary and desirable, convenient or incidental, to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary, desirable, convenient or incidental, to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

     SECTION 2.02 INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The Initial Trustees shall be the persons initially signing this Trust Instrument. The number of Trustees (other than the Initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided that there shall be at least two
(2) Trustees. The Shareholders shall elect the Trustees (other than the Initial Trustees), only if required by the 1940 Act, on such dates as the Trustees may fix from time to time.

     SECTION 2.03 TERM OF OFFICE. The Trustees shall hold office during the lifetime of this Trust and until its termination, except that: (a) any Trustee may resign by written instrument signed by the Trustee and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired, has become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of retirement; and (d) a Trustee shall be removed upon attaining any retirement age for Trustees specified by resolution of the Trustees.

     SECTION 2.04 VACANCIES AND APPOINTMENTS. In case of the death, resignation, retirement or removal, or a Trustee is otherwise unable to serve, or if there is an increase in the number of Trustees, a vacancy shall occur. A vacancy in the Board of Trustees shall not terminate the Trust or affect this Trust Instrument or the power of the remaining Trustees under this Trust Instrument. In the case of a vacancy, the remaining Trustees shall appoint any other person as they determine in their sole discretion to fill the vacancy, except that the Trustee appointed may not be an Interested Person if the appointment would cause a violation of the 1940 Act. The appointment shall take effect upon the execution of a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees.

     An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date, provided that said appointment shall become effective only at or after the effective date of the vacancy. As soon as any Trustee appointed pursuant to this Section 2.04 shall have accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and the new Trustee shall be deemed a Trustee hereunder.

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     Notwithstanding  the foregoing,  all of the Initial  Trustees may resign by written instrument effective on the date specified in the instrument. Before resigning as permitted by this paragraph, the Initial Trustees shall determine and set forth in the resignation instrument the number of Trustees of the Trust (subject to the Trustees' power to change the required number as authorized above) and appoint their successors.

     SECTION 2.05 TEMPORARY ABSENCE. To the extent permitted under the 1940 Act, any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any time to any other Trustee or Trustees.

     SECTION 2.06 CHAIRMAN. The Board of Trustees may appoint one or more of its members to be Chairman or Co-Chairmen of the Board of Trustees. The Chairman or Co-Chairmen shall preside at all meetings of the Trustees and shall have such other duties and powers as the Trustees determine from time to time. The Chairman or Co-Chairmen may be, but are not required to be, officers of the Trust. If the Trustees choose to appoint a Chairman or Co-Chairman who will not be officers of the Trust, the Trustees shall determine, and specify in Board resolutions, the powers and duties, and any limitations thereon, of the Chairman or Co-Chairman selected.

     SECTION 2.07 MEETINGS OF TRUSTEES. The Trustees may hold meetings, both regular and special. The Chairman or two or more of the Trustees may call special meetings of the Trustees. The Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Trustees without other notice than such resolution. Notice of any special meeting of the Trustees shall be delivered personally or by telephone, facsimile transmission, U.S. mail or courier to each Trustees at the Trustee's business or residence address. Notice by personal delivery, by telephone, by telegraph, or by facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by mail shall be given at least three days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid. Telephone notice shall be deemed given when the Trustee or the Trustee's agent is personally given the notice in a telephone call in which the Trustee or the Trustee's agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Trustees need to be stated in the notice unless specifically required by statute or this Trust Instrument. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting.

     SECTION 2.08 QUORUM AND VOTING. During such times when the Trustees shall consist of more than one Trustee, a quorum for the transaction of business at meetings of the Trustee shall consist of one-third of the Trustees, but in no event less than two Trustees. If, however, under statute or this Trust Instrument, the vote of a majority of a particular group of Trustees is required for action, a quorum also must include a majority of that group. The action of a majority of Trustees present at a meeting at which a quorum is present shall be the action of the

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Board of Trustees,  unless the  concurrence of a greater  proportion is required for the action by the 1940 Act.

     SECTION 2.09 INFORMAL ACTION BY BOARD OF TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if written consent thereto is signed by a majority of the Trustees and the written consent is filed with the minutes of proceedings of the Board of Trustees, provided, however, that the written consent shall not constitute approval of any matter that the 1940 Act requires the approval of Trustees by vote cast in person at a meeting.

     SECTION 2.10 MEETINGS BY CONFERENCE TELEPHONE. The Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting; provided, however, that such participation shall not constitute presence in person for the purpose of those provisions of the 1940 Act and the rules under the Act requiring the approval of Trustees by vote cast in person at a meeting.

     SECTION 2.11 OWNERSHIP OF TRUST PROPERTY. The Trust Property and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity (other than as Trustee hereunder) by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any person as nominee. No Shareholder shall have any interest in specific property of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the assets of the Trust or Series represented by Shares. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument.

     SECTION 2.12 COMPENSATION. Each Trustee may receive such compensation for his or her services and reimbursement for expenses as may be fixed from time to time by the Trustees.

                                   ARTICLE III
                                WAIVER OF NOTICE

     Whenever any notice is required to be given under applicable law or this Trust Instrument, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed the equivalent of notice and the waiver shall be filed with the records of the meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

     SECTION 4.01 POWERS.

     (a) The Board shall have full, exclusive and complete power and discretion to manage and to control the business and affairs of the Trust, and to make all decisions affecting the business and affairs of the Trust. The Trustees shall have any power or authority under this Trust Instrument that the Trustees may possess under applicable law, including the power and authority to act on any matter without and in place of Shareholder approval, if applicable law permits the Trust Instrument to provide Trustees such power and authority. Powers of the Trustees specifically enumerated in other sections of this Trust Instrument shall not limit or restrict in any manner the power and authority of the Trustees provided by this Section.

     (b) The Trustees in all instances shall act as principals, free from the control of the Shareholders.

     (c) The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investment from making any investment which the Trustees, in their sole discretion, shall deem proper to accomplish the purpose of this Trust. The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

     (d) No person dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to oversee the application of any payments made or property transferred to the Trustees or upon their order.

     SECTION 4.02 ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to other applicable provisions of this Trust Instrument, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

     SECTION 4.03 TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if the Trustee, officer or other agent were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such Trustee, officer or other agent or any person in which the Trustee, officer or other agent is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares.

     SECTION 4.04 PRINCIPAL TRANSACTIONS. The Trustees may, on behalf of the Trust, buy any securities from, sell any securities to, lend any assets of the Trust to, or contract in any way, whether orally or written, with any Trustee or officer of the Trust or any other person, however related to the Trust; or have any dealings of any kind with any person.

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     SECTION 4.05  DELEGATIONS AND COMMITTEES.  The Trustees may delegate to any one or more of their  number  the  authority  to approve  particular  actions on behalf of the Trust. The Trustees may establish one or more committees consisting of one or more Trustees, delegate any of the powers of the Trustees
to  any   committee   and  adopt  a   committee   charter   providing   for  the
responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of a committee as the Trustees may deem proper. The Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any and all matters as the Trustees may deem proper.

     All members of each committee shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. At the meetings of any committee, a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at which a quorum is present shall be the act of the committee. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE V
                               BENEFICIAL INTEREST

     SECTION 5.01 SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes as the Trustees shall from time to time create and establish. The number of Shares of each Series and Class, authorized hereunder is unlimited. All Shares issued under this Trust Instrument shall be fully paid and nonassessable.

     SECTION 5.02 ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time issue Shares, in addition to the then issued and Outstanding Shares and Shares held in the treasury of the Trust, to such party or parties and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury of the Trust. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as1/1,000th of a Share or integral multiples thereof.

     SECTION 5.03 OWNERSHIP AND TRANSFER OF SECURITIES. A register shall be kept at the principal office of the Trust or an office of a Transfer Agent which shall contain the names and addresses of the Shareholders of each Series and Class, the number of Shares of that Series and Class held by each Shareholder and a record of all transfers of Shares. The register shall be

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conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. No Shareholder shall be entitled to payments of any distributions nor to notice given, until the Shareholder has given its address to such officer or agent as shall keep the register. All Shares shall be uncertificated except as the Trustees may otherwise authorize.

     Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder or by that holder's duly authorized agent, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer in such form and accompanied by such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees or Transfer Agent. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record at the time of the delivery shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     SECTION 5.04 TREASURY SHARES. Shares held in the treasury shall, until reissued under Section 5.02, not confer any voting rights on the Trustees, nor shall the Shares be entitled to any distributions declared with respect to the Shares.

     SECTION 5.05 ESTABLISHMENT OF SERIES OR CLASS. The Trust created hereby shall consist of one or more Series. Separate and distinct records shall be maintained by the Trust for each Series and the assets associated with the Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees may divide the Shares of any Series into Classes. The Trustees shall have full power and authority in their sole discretion to establish and designate and to change in any manner any Series or Class and to fix preferences, voting powers, rights and privileges of the Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares of any Series or Class into a greater or lesser number, to classify or reclassify any issued Shares of any Series or Class into one or more Series or Classes, and to take such other action with respect to the Shares of any Series or Class as the Trustees may deem desirable. The establishment and designation of any Series or Class shall be effective when specified in a resolution of the Trustees setting forth the establishment and designation and the relative rights and preferences of the Shares of the Series or Class.

     Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series subject to Section 5.07 and the preferences, rights and privileges of each Class of that Series. Each holder of Shares of a Series or Class shall be entitled to receive the holder's pro rata share of all distributions made with respect to the Series or Class. Upon redemption of Shares, such Shareholder shall be paid solely out of the funds and property of the Series.

     SECTION 5.06 INVESTMENT IN THE TRUST. The Trustees shall accept investments in any Series or Class as the Trustees may from time to time authorize. At the Trustees' discretion, such investments may be in the form of cash, securities or other assets in which the affected Series is authorized to invest. Investments in a Series shall be credited to each Shareholder's account in the form of full and fractional Shares at the Net Asset Value next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value of the initial capital contribution or
(b) impose a sales or other charge upon investments in the Trust in such manner and at such time as may be determined by the Trustees. The Trustees shall have the right to refuse to accept any investment in any Series at any time with or without cause and for any reason whatsoever.

     SECTION 5.07 ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits or funds, or payments and proceeds shall be assets belonging to the Series. The assets belonging to a particular Series shall be recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves allocated to a particular Class shall be borne by that Class, as may be determined by the Trustees in their sole discretion as they deem fair and equitable. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     Without limitation of the foregoing, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, changes or reserves, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of the Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustee's sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware, under the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities of any other Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

     All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     SECTION 5.08 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

     SECTION 5.09 NO PERSONAL LIABILITY OF SHAREHOLDERS. No Shareholder of the Trust or of any Series shall be personally liable for the debts, liabilities, obligation and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

     SECTION 5.10 ASSENT TO TRUST INSTRUMENT AND DISCLOSURE. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed (i) to be bound by the terms of this Trust Instrument and (ii) upon demand to disclose to the Trustees in writing such information with respect to the direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

                                   ARTICLE VI
                          NET ASSET VALUE AND EXPENSES

     SECTION 6.01 DETERMINATION OF NET ASSET VALUE. The Trustees shall cause the Net Asset Value to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.

     SECTION 6.02 EXPENSES. Subject to the provisions of Section 5.07, the Trustees shall be reimbursed from the estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's prospectuses, statements of additional information and shareholder reports and delivering them to Shareholders or others; expenses of meetings of Shareholders and proxy solicitations therefore; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trust; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust; costs of Trustees' meetings; registration fees and related expenses; for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities incurred by any Trustee in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     SECTION 7.01 VOTING POWERS. The Shareholders shall have the right to vote only on matters as expressly required under the 1940 Act or under the law of Delaware applicable to business trusts. This Trust Instrument shall not confer any independent right to Shareholders to vote for any matter concerning the creation, operation, dissolution, or termination of the Trust. The Shareholders shall have the right to vote on other matters only as the Trustees may consider desirable, and so authorize. To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Shareholders' right to vote on any specific matter, the Shareholders' right to vote shall be deemed to be amended in accordance with the amendment of law without further approval by the Trustees or the Shareholders.

     Currently, the 1940 Act requires that shareholders have the right to vote, under certain circumstances, to: (a) elect Trustees; (b) approve investment advisory agreements and principal underwriting agreements; (c) approve a change in subclassification; (d) approve any change in fundamental investment policies;
(e) approve a distribution plan under Rule 12b-1 of the 1940 Act; and (f) terminate the Trust's independent public accountant. The Shareholders may vote on any additional matter only as the Trustees may consider desirable, and so authorize.

     On any matter that requires shareholder approval under the 1940 Act, whether Shareholders are required to vote by Series or Class shall be determined by reference to the express requirements of the 1940 Act. On other matters submitted to a vote of the Shareholders in the discretion of the Trustees, or for which the 1940 Act does not expressly specify the voting procedure, all
Shares shall be voted in the aggregate and not by individual Series or Class unless the Trustees determine otherwise. Each whole Share shall be entitled to one vote as to any matter on which a Shareholder is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, or this Trust Instrument.

     SECTION 7.02 MEETINGS. There shall be no shareholders' meetings, annual or otherwise, unless required by law. The first Shareholders' meeting shall be held in order to elect Trustees at such time and place as the Trustees designated unless such action is taken by the consent of Shareholders. Meetings may be held within or without the State of Delaware as specified by the Trustees. A meeting of Shareholders shall be called by the Secretary whenever ordered by the Trustees.

     SECTION 7.03 NOTICES. Except as provided in Section 7.02, notices of any meeting of the Shareholders shall be given by the Secretary by any method authorized by law and the Trustees. In the case of delivering or mailing written or printed notification, postage prepaid, such notice shall be given to each Shareholder entitled to vote at the meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a waiver of notice (in the form required by law) executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

     SECTION 7.04 QUORUM AND REQUIRED VOTE. One-third (or such higher proportion as the Trustees, in their sole discretion, may determine with respect to a meeting) of the Outstanding Shares, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that when any provision of law or of this Trust Instrument permits or requires that holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then one-third (or such higher proportion as the Trustees, in their sole discretion, may determine with respect to a meeting) of the aggregate number of Outstanding Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). If, however, a quorum shall not be present at any meeting of the Shareholders, the chairman of the meeting or the Shareholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting to a place and on a date not more than 120 days after the original Record Date without notice other than announcement of the meeting. At the adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified.

     Except when a larger vote is required by the 1940 Act or by any provision of this Trust Instrument, if a quorum is present at a meeting, an affirmative vote of a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust. If any provision of 1940 Act or of this Trust Instrument requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Outstanding Shares present in person or by proxy of that Series (or Class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned.

     SECTION 7.05 VOTING-PROXIES. Shares may be voted in person or by proxy or in any manner provided for in this Trust Instrument except as otherwise required by Section 7.01. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

     SECTION 7.06 INFORMAL ACTION BY SHAREHOLDERS WITHOUT A MEETING. Except to the extent prohibited by the 1940 Act or the Trustees otherwise provide, any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof and a consent is filed with the records of Shareholders meetings.

     SECTION 7.07 INSPECTORS OF ELECTION. The Board of Trustees, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the person presiding. Each inspector shall take and sign an oath faithfully to execute the duties of inspector at such meeting. The inspectors, if any, shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all

Shareholders. Each such report shall be in writing and signed by the inspector or inspectors acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. On request of the person presiding at the meeting or any Shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by the inspector(s) and execute a certificate of any fact found to that effect.

                                  ARTICLE VIII
                        CONTRACTS WITH SERVICE PROVIDERS

     SECTION 8.01 INVESTMENT ADVISERS. The Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series providing for investment advisory, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. In any such contract, the Trustees may authorize the investment adviser to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges as recommended by the investment adviser. Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may authorize an investment adviser to employ one or more sub-advisers. Shareholders shall have the power to vote to approve investment advisory contracts to the extent the 1940 Act requires shareholder approval.

     SECTION 8.02 PRINCIPAL UNDERWRITER(s). The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

     SECTION 8.03. TRANSFER AGENCY, SHAREHOLDER SERVICES, ACCOUNTING AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, shareholder service agreements, accounting agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

     SECTION 8.04. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to: (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing; (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere; (c) disburse such funds upon orders or vouchers; and (d) employ one or more sub-custodians.

     SECTION 8.05. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract with any entity, although one more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument.

     Any contract referred to in Sections 8.01 and 8.02 shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal.

                                   ARTICLE IX
                          DISTRIBUTIONS AND REDEMPTIONS

     SECTION 9.01 DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees in their sole discretion. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the Record Date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

     SECTION 9.02 REDEMPTIONS. As required under the 1940 Act, each Shareholder of a Series shall have the right at such times as may be determined by the Trustees to require the Series to redeem all or part of his or her Shares at the Net Asset Value at such time as the Trustees shall have prescribed by resolution, less any applicable sales or other charges. In the absence of a resolution, the redemption price per share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933 or the 1940 Act. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in the determination of Net Asset Value, or may be in cash. Upon redemption, the Shares shall become treasury Shares and may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him or her. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class.

     SECTION 9.03 SUSPENSION OF THE RIGHT OF REDEMPTION. The Trustees may declare a suspension of the right of redemption or postpone the date of payment with respect to the Trust or any Series or Class. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw the request for redemption or receive payment based on the Net Asset Value next determined after the termination of the suspension.

     SECTION 9.04 REDEMPTION OF SHARES FOR TAX PURPOSES. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any Series has disqualified or may disqualify any Series as a regulated investment company under the Code then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (a) to call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) to refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustee's judgment, result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article IX. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

                                    ARTICLE X
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     SECTION 10.01 LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future (the "Covered Persons"), shall be personally liable therefor. No Covered Person shall be liable to the Trust or to any Shareholder for any loss, damage or claim incurred by reason of any act omission performed or omitted by such Covered Person in good faith on behalf of the Trust, a Series or a Class, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Trust Instrument, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person's bad faith, gross negligence, willful misconduct or reckless disregard of the duties involved in the conduct of his or her office.

     SECTION 10.02 INDEMNIFICATION.

     (a) Subject only to the express limitations in the 1940 Act or other applicable laws, the Trust or the appropriate Series shall indemnify each of its Covered Persons to the fullest extent permitted under the 1940 Act and other applicable laws, including:

     (i) against all liabilities and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred in the settlement thereof; and

     (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, reasonable attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) As currently required under the 1940 Act, no indemnification shall be provided hereunder to a Covered Person:

     (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

     (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The Trust may insure against the rights of indemnification provided in this Trust Instrument by policies of insurance maintained by the Trust. The rights shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by the 1940 Act and other applicable laws, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section; provided, however, that the Trust shall not be obligated to pay the expenses of any agent acting pursuant to a written contract with the Trust, except to the extent required by such contract.

     (e) Any repeal or modification of this Article X shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or adversely affect any indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     SECTION 10.03 SHAREHOLDERS. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

     SECTION 10.04 INSURANCE. The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust or any Shareholder, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of another person, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Trustees would have the power to indemnify such person against such liability.

                                   ARTICLE XI
                                    OFFICERS

     SECTION 11.01 OFFICERS AND APPOINTMENT.

     (a) The officers of the Trust shall be a President, a Treasurer and a Secretary, each to be appointed by the Trustees, and such other officers as the Trustees may from time to time appoint. The Trustees may delegate to one or more officers or committees the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties. It shall not be necessary for any Trustee or officer to be a holder of Shares. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of this Section, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified or until his or her earlier death, inability to serve, or resignation. Each officer may receive such compensation for services and reimbursement for expenses as may be fixed from time to time by the Trustees.

     (b) The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents (including any application with any regulatory authority) as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series. The President shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

     (c) The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds and securities received to such person as the Trustees shall employ as custodians. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and the Treasurer shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

     (d) The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

     (e) Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     (f) Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

     (g) Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

     (h) The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

     SECTION 11.02. VACANCIES AND NEWLY CREATED OFFICERS. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

     SECTION 11.03. REMOVAL AND RESIGNATION. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the Chairman or President with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, Chairman, or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 11.04 AUTHORITY TO EXECUTE AND FILE APPLICATIONS FOR EXEMPTIVE RELIEF. The Officers of the Trust, including, without limitation, the President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, are delegated the authority to prepare, execute and file with the Commission, any and all applications for exemptive orders, and any amendments or supplements thereto, that the Officers believe are necessary, desirable or convenient.

     SECTION 11.05 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by applicable law) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of the officer's or agent's duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into the officer's or agent's hands.

                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.01 TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a business trust and not a partnership is created under this Trust Instrument.

     SECTION 12.02 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding. Subject to the provisions of Article X hereof, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument or any other matter and subject to the provisions of Article X hereof shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as Trustees nor any surety if a bond is obtained.

     SECTION 12.03 ESTABLISHMENT OF RECORD DATES. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Trustees may set, in advance, a Record Date that shall not be before the close of business on the day the Record Date is fixed and shall not be more than 120 days and, in the case of a meeting of Shareholders, not less than 10 days before the date on which the meeting or a particular action requiring such determination of Shareholders is to be taken. In lieu of setting a Record Date, the Trustees may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the books shall be closed for at least ten days immediately before the meeting. If no Record Date is fixed and the stock transfer books are not closed for the determination of
Shareholders: (1) the Record Date for the determination of Shareholders entitled to notice of, or to vote at a meeting of Shareholders shall be the close of business of the day on which notice of the meeting is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting; and (2) the Record Date for the determination of Shareholders entitled to receive payment of a dividend or allotments of any rights shall be at the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting, except when (i) the determination has been made through the closing of the transfer books and the stated period of the closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined under this Section.

     SECTION 12.04 REORGANIZATION. Unless Shareholder approval is expressly required under the 1940 Act, the Trustees may, without the need of any action or vote of the Shareholders or any other person or entity: (i) cause the Trust or any Series to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another company registered as an open-end, management investment company registered under the 1940 Act, or a series thereof; (ii) cause any or all Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or (iii) cause the Trust to incorporate or organize under the laws of any state, commonwealth, territory, dependency, colony or possession of the U.S. or in any foreign jurisdiction.

     Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 12.03 may (i) effect any amendment to the Trust Instrument or (ii) effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

     SECTION 12.05 TERMINATION OF TRUST, SERIES OR CLASS.

     (a) This Trust, each Series and each Class shall have perpetual existence. Notwithstanding the foregoing, the Trustees may, without Shareholder approval (unless the 1940 Act or other applicable law expressly provides otherwise):

     (i) sell and convey all or any portion of the assets of the Trust or the affected Series to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding and contingent liabilities of the Trust of any affected Series, and which may include Shares of or interests in such Series, entity, or series thereof; or

     (ii) sell and convert into money all or any portion of the assets of the Trust or the affected Series.

     Upon paying or making reasonable provision for the payment of all known liabilities of the Trust or any affected Series, by assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or the affected Series; however, the payment to any particular Series or Class may be reduced by any fees, expenses, or charges allocated to that Series or Class.

     (b) In determining whether to dissolve the Trust or a Series, the Trustees may take into account whether continuation of the Trust or Series is in the best interest of the Trust, such Series, or their Shareholders as a result of factors or events adversely affecting the ability of the Trust of Series to conduct its business and operations in an economically viable manner. These factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or Series or affecting the assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse affect on the business or operations of the Trust or Series. If a majority of the Trustees determine that the continuation of the Trust or Series is not in the best interests of the Trust, the Series or their Shareholders, such determination is conclusive and binding on the Trust, Series, or Shareholders.

     (c) At any time that there are no Outstanding Shares of the Trust, a Series or a Class, the Trustees may abolish the Trust, Series or Class, as applicable, and, if applicable, the establishment and designation thereof.

     (d) Upon completion of the distribution of the remaining proceeds or the remaining assets or abolishment of a Trust or a Series as provided in this
Section, the Trust or any affected Series shall terminate. Upon such termination, the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust, Series or Class shall be canceled and discharged. Upon dissolution (as defined in The Delaware Act) of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust, which may be signed by any one Trustee, to be filed in accordance with the Delaware Act.

     (e) The dissolution or termination of a Series or a Class shall not affect the existence of the Trust or any other Series or Class. Upon completion of the winding up of the affairs of a terminated Series and the distribution of the assets, the Trustees shall, by Board resolution or other written instrument, record in the Trust's books and records that the Series or Class is terminated.

     SECTION 12.06 DERIVATIVE ACTIONS. As expressly provided in the Delaware Act, Shareholders have the right to bring a derivative action if they meet the express requirements of Delaware law. In addition to the requirements under Delaware law, however, no derivative action may be brought by Shareholders unless Shareholders owning not less than one-half of the Outstanding Shares of all Series of the Trust, or of the affected Series or Classes of the Trust, as the case may be, join in the bringing of the derivative action.

     SECTION 12.07 FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Trust Instrument and of each amendment or supplemental Trust Instrument shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to the Trust Instrument shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All headings are for convenience of reference only and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     SECTION 12.08 GOVERNING LAW. The Trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,
(ii) affirmative requirements to post bonds for trustees,
officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     SECTION 12.09 AMENDMENTS. Because this Trust Instrument does not confer any independent rights to Shareholders not expressly granted under Delaware law or the 1940 Act, this Trust may be amended without Shareholder approval, and all Shareholders purchase Shares with notice that this Trust Instrument may be so amended, unless expressly required under the 1940 Act. The Trustees may, without Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a trust instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment if expressly required under the 1940 Act or other applicable law, or submitted to them by the Trustees in their sole discretion.

     SECTION 12.10 SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in that jurisdiction and shall not affect any other provision of this Trust Instrument.

     SECTION 12.11 FISCAL YEAR. The fiscal year of the Trust (or of each Series) shall end on a specified date as determined from time to time by the Trustees.

     SECTION 12.12 EXECUTION VIA FACSIMILE. Execution and delivery of any consent, waiver, certificate, proxy or other document by Trustees, officers or Shareholders of the Trust or parties contracting with the Trust may be accomplished by facsimile or other similar electronic mechanism.

     SECTION 12.13 PRINCIPAL OFFICE. The principal office of the Trust shall be located in New York, New York, or such other location as the Trustees may from time to time determine.

     SECTION 12.14 INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of Shareholders and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

     SECTION 12.15 SEAL. The seal of the Trust shall be circular in form bearing the inscription: VALENZUELA CAPITAL TRUST -- 1999 THE STATE OF DELAWARE.

                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of date first written above.


                                        /s/ Kathleen K. Clarke
                                        ---------------------------------------
                                        Kathleen K. Clarke , as Initial Trustee
                                        and not individually


                                        /s/ Robert Van Grover
                                        ---------------------------------------
                                        Robert Van Grover, as Initial Trustee
                                        and not individually